Exhibit 31(a)

CERTIFICATION

I, Christopher D. McCarthy, certify that:

1.	I have reviewed this Form 10-K/A of Paramount Global; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2025

/s/ Christopher D. McCarthy
Christopher D. McCarthy
Office of the Chief Executive Officer